FOR IMMEDIATE RELEASE

Sirenza Microdevices Reports Second Quarter 2006 Results;

Record Revenue and Pro Forma Profit with Continued Positive Operating Cash Flow;

Increases Full Year Guidance

BROOMFIELD, Colo. -- July 26, 2006 -- Sirenza Microdevices, Inc. (NASDAQ:SMDI) today reported its financial results for its second fiscal quarter ended June 30, 2006.

Financial Highlights

Revenue
    Record quarterly revenue of $39.0 million; 87% sequential quarterly revenue increase
    Year-over-year quarterly revenue increase of 156%
    Record first half 2006 revenue of $59.9 million; 118% increase over the same period last year
    SMDI segment quarterly revenue increased year over year by 64% and sequentially by 20%
    PDI segment revenue represented 36% of consolidated Sirenza quarterly revenue

Earnings
    Quarterly gross margin of 37%, compared to 43% a year ago and 48% sequentially
    Quarterly pro forma gross margin of 44% compared to 43% a year ago and 49% sequentially
    Quarterly net income of $2.1 million or 5% net income margin
    Record quarterly pro forma net income of $7.2 million or 18% pro forma net income margin
    Quarterly earnings per share of $0.05 per diluted share, compared to a loss of $(0.01) per share a year ago and $0.04 per share sequentially
    Quarterly earnings per share of $0.16 per diluted share on a pro forma basis, compared to $0.01 per share a year ago and $0.09 per share sequentially

Cash Flow
    Quarterly cash flow from operations of approximately $3.7 million, or $0.08 per diluted share
    Record first half cash flow from operations of approximately $9.1 million or $0.21 per diluted share
    Eleven consecutive quarters of positive cash flow from operations

Sirenza's second quarter net revenues were $39.0 million, compared with $20.9 million for the first quarter of 2006 and with $15.3 million for the second quarter of 2005.

"We are extremely pleased to report record revenue, record pro forma earnings and continued positive cash flows from operations this quarter, stated Robert Van Buskirk, president and chief executive officer of Sirenza Microdevices. "Our more than 100% increase in pro forma profit on revenue growth of 87% clearly demonstrates the continued earnings leverage in our business. We have made substantial progress in the integration of Premier Devices and both our PDI and SMDI business segments delivered increased revenues in our second quarter. We currently expect continued growth in our business in the second half of this year as we capitalize on our current momentum and leverage our diversified, global business platform. In our earnings teleconference today, we will outline our current third quarter outlook and our increased outlook for our full fiscal year."

The company's second quarter net income was $2.1 million, or earnings of $0.05 per diluted share. This compared year-over-year with a net loss of $531,000, or a loss of $0.01 per basic and diluted share and sequentially with net income of $1.6 million, or $0.04 per diluted share.

Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's pro forma net income for the second quarter was $7.2 million, or $0.16 per diluted share. This compared year-over-year with pro forma net income of $423,000, or $0.01 per diluted share and sequentially with pro forma net income of $3.4 million, or $0.09 per diluted share.

Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's second quarter 2006 gross margin was 44%, compared with 43% a year ago and 49% sequentially. In the aggregate, the company's pro forma expenses for research and development, sales and marketing, and general and administrative expenses for the second quarter of 2006 were $9.5 million, compared with $6.3 million a year ago and $6.9 million sequentially.

At June 30, 2006, Sirenza's total assets were $147.2 million, including cash and cash equivalents, restricted cash and short-term investments of $15.8 million. Unrestricted cash and short-term investments totaled $15.1 million.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of pro forma net income and earnings per share, gross margin, net income margin, and total research and development, sales and marketing and general and administrative expenses calculations provide meaningful non-GAAP financial measures to help management and investors understand and compare operating results and business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Sirenza management also uses such pro forma measures in its planning and development of target operating models and in setting incentive compensation goals for its employees. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the second quarters of 2006 and 2005, respectively, and the first quarter of 2006 contained below.

Second Quarter Teleconference and Webcast

Sirenza management plans to host a teleconference at 2:45 p.m. MDT / 4:45 p.m. EDT today to discuss the company's second quarter 2006 financial results and its current outlook for the third quarter and full year of 2006. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com. The teleconference webcast will be archived on this site until July 26, 2007, and a telephonic replay for domestic listeners will be available at (800) 405-2236, conference ID number 11066218#, and for international listeners at (303) 590-3000, conference ID number 11066218#, until August 2, 2006.

Also available via the "Financial Data" link on the Investor Relations page of Sirenza's website will be a reconciliation to GAAP of the pro forma financial measures contained in Sirenza's current outlook for the third quarter and full year of 2006, to be presented by the company in today's teleconference.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components.  Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza Microdevices and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace and defense (A&D) equipment markets.  Sirenza's integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio.  Certifications include ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI).  Detailed product information may be found on Sirenza's website at www.sirenza.com and at www.premierdevices.com.

Forward-Looking Statements

This news release and the views expressed by Sirenza management on Sirenza's teleconference held today contain forward-looking statements regarding future events or results, including any statements regarding Sirenza's anticipated future financial results in any period or its current expectations for continued growth in its business, capitalization on its current momentum and leveraging of its diversified global business platform in the second half of 2006. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: lower than expected demand for Sirenza's products at Motorola, Sirius, RFS or other major OEMs or for RF components or broadband products in general or satellite radio antennae, MCM or CATV products in particular; changes in the expected mix of sales of products between Sirenza's business units and within those business units; lower-margin sales, such as sales of satellite radio antennae products, MCM products, and certain sales to higher-volume OEMs, increasing as a percentage of Sirenza's overall sales; the potential for product gross margins to fluctuate or be reduced due to the impact of Sirenza's acquisition of PDI or otherwise; risks related to PDI's operations located in China and Germany or Sirenza's lack of experience in managing foreign operations, foreign currency transactions and related tax planning and cash management requirements; the possibility that Sirenza's income tax rate may increase in future periods or that it may be unable to fully offset its taxable income with net operating losses; exertion of downward pressure on the pricing of Sirenza's components; higher than expected capital expenditures or restructuring expense related to factory capacity expansions or consolidations or otherwise; the need to upgrade PDI's private company finance and accounting infrastructure, forecasting and internal controls for public company reporting and compliance requirements; product quality, performance and reliability problems that may result in liability or expense; Sirenza's lack of market knowledge relative to other participants in new markets into which it has or may diversify; claims from time to time relating to the infringement of third-party proprietary rights, which could result in liability, expense or halted sales of Sirenza products; Sirenza's ability to compete successfully with providers of similar components or more highly integrated solutions designed to perform the same functions; the loss of any key personnel, particularly to competitors; Sirenza's reliance on third parties for outsourced manufacturing, packaging and test services and supply; Sirenza's ability to successfully complete financing transactions or acquisitions or integrate the assets, personnel, operations and engineering teams and processes of PDI or any other acquisitions with Sirenza; Sirenza's ability to realize expected synergies of the PDI acquisition or any other acquisitions and the envisioned benefits to Sirenza; the effects of armed conflicts or acts of terrorism; the effects of government regulation or standards-setting, or of the failure of any particular government entity to set standards or approve licenses applicable to Sirenza or its customers; currency exchange rate or commodity price fluctuations; shortages of raw materials or equipment necessary to meet customer demands; overall general economic or telecommunications market conditions, conditions in the commercial communications or A&D markets or any segment thereof; and/or possible underutilization or insufficient capacity of Sirenza's manufacturing facilities. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza's Annual Report on Form 10-K filed with the Securities and Exchange Commission in March 2006 and Form 10-Q filed in May 2006. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

Contact:

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

(303) 327-3030

ir@sirenza.com

SIRENZA MICRODEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

Net revenues	$ 39,033	$ 15,267	$ 59,925	$ 27,434
Cost of revenues	24,507	8,667	35,320	15,508
Gross profit	14,526	6,600	24,605	11,926
Operating expenses:
Research and development	3,233	2,563	6,109	5,374
Sales and marketing	3,013	1,872	5,239	3,703
General and administrative	4,332	2,164	7,424	4,364
Amortization of acquired intangible assets	1,503	465	1,952	930
Restructuring	--	(33)	--	(33)
Total operating expenses	12,081	7,031	20,724	14,338
Income (loss) from operations	2,445	(431)	3,881	(2,412)
Interest and other income (expense), net	28	(122)	222	(61)
Income (loss) before taxes	2,473	(553)	4,103	(2,473)
Provision for (benefit from) income taxes	353	(22)	400	(99)
Net income (loss)	$ 2,120	$ (531)	$ 3,703	$ (2,374)

Basic net income (loss) per share	$ 0.05	$ (0.01)	$ 0.09	$ (0.07)
Diluted net income (loss) per share	$ 0.05	$ (0.01)	$ 0.09	$ (0.07)

Shares used to compute basic net income (loss) per share	44,444	35,722	40,681	35,593
Shares used to compute diluted net income (loss) per share	46,360	35,722	42,620	35,593

Reconciliation of GAAP Results with Pro Forma Results
(In thousands, except per-share and percentage data)
(Unaudited)

The following table reconciles the company's net income (loss), net income (loss) margin, gross profit and gross margin, total research and development, sales and marketing and general and administrative expenses, and earnings (loss) per share as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. For example, while we may routinely recognize severance costs in any particular quarter, in management's view the severance costs we incurred in the first quarter of 2006 were unusual in magnitude, and therefore we have excluded and reconciled those costs in the presentation of our pro forma financial measures set forth below.

	Three Months Ended
	June 30,	March 31,	June 30,
	2006	2006	2005
Reconciliation of Pro Forma Gross Profit and Gross Margin
Net revenues as reported under GAAP	$ 39,033	$ 20,892	$ 15,267

Gross profit as reported under GAAP	14,527	10,079	6,600

Compensation expense related to equity awards, included
in the calculation of gross profit	185	86	-
Amortization of acquisition-related inventory step-up	2,301	-	-
Severance costs included in the calculation of gross profit	-	33	-
Pro forma gross profit	$ 17,013	$ 10,198	$ 6,600

Gross margin as reported under GAAP	37%	48%	43%

Pro forma gross margin	44%	49%	43%

Reconciliation of Pro Forma Total Research and Development, Sales
and Marketing and General and Administrative Expenses
R&D and SG&A expenses as reported under GAAP	$ 10,577	$ 8,194	$ 6,599

Compensation expense related to equity awards
included in R&D and SG&A expenses	1,083	1,107	46
Severance costs included in R&D and SG&A expenses	-	183	-
Expenses related to abandoned merger and acquisition activities	-	-	275
Pro forma R&D and SG&A expenses	$ 9,494	$ 6,904	$ 6,278

Reconciliation of Pro Forma Net Income, Net Income Margin and EPS
Net income (loss) as reported under GAAP	$ 2,120	$ 1,583	$ (531)

Amortization of acquisition-related intangible assets	1,504	449	465
Total compensation expense related to equity awards	1,268	1,193	46
Amortization of acquisition-related inventory step-up	2,301	-	-
Total severance costs	-	216	-
Expenses related to abandoned merger and acquisition activities	-	-	275
Restructuring	-	-	(33)
Litigation settlement	-	-	201
Pro forma net income	$ 7,193	$ 3,441	$ 423
Net income (loss) margin as reported under GAAP	5%	8%	-3%
Pro forma net income margin	18%	16%	3%

Net income (loss) per share as reported under GAAP
Basic	$ 0.05	$ 0.04	$ (0.01)
Diluted	$ 0.05	$ 0.04	$ (0.01)
Pro forma net income per share
Basic	$ 0.16	$ 0.09	$ 0.01
Diluted	$ 0.16	$ 0.09	$ 0.01
Shares used to compute GAAP net income (loss) per share
Basic	44,444	36,917	35,722
Diluted	46,360	38,880	35,722
Shares used to compute pro forma net income per share
Basic	44,444	36,917	35,722
Diluted	46,360	38,880	37,461

SIRENZA MICRODEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash	$ 11,065	$ 11,266
Short-term investments	4,004	6,979
Accounts receivable	21,298	11,856
Inventories	20,313	8,961
Other assets	2,057	1,338
Total current assets	58,737	40,400
Net property, plant and equipment	13,547	6,013
Investment in GCS	3,065	3,065
Acquisition-related intangibles, net	39,431	5,083
Goodwill	31,266	6,413
Other assets	1,162	1,515
Total assets	$ 147,208	$ 62,489

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 13,424	$ 4,999
Accrued liabilities	6,534	4,822
Deferred margin on distributor inventory	1,225	950
Accrued ISG earn-out	1,457	-
Notes payable in connection with the acquisition of PDI	6,000	-
Capital lease obligations	396	-
Accrued acquisition costs	-	586
Total current liabilities	29,036	11,357
Total long-term liabilities	3,431	391

Stockholders' equity	114,741	50,741
Total liabilities and stockholders' equity	$ 147,208	$ 62,489

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